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                                   Exhibit 11


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
CAM Designs Inc.

EPS Calculations for period March 7, 1996 to May 31, 1997

Total loss as per unaudited interim accounts                                         (3,224,609)

Add: Net assumed interest income for the whole period                                        --
                                                                                     ----------
Adjusted net loss                                                                    (3,244,609)

Net loss per total weighted average                                                  (3,224,609)
                                                                                     ----------
                                                                                      2,175,000

                                                                             = $ (1.48) / share

EPS Calculations for the period June 1, 1996 to May 31, 1997

Total loss as per audited consolidated accounts                                      (3,212,885)

Add: Net assumed interest income for whole period                                        88,503
                                                                                     ----------

Adjusted net loss                                                                    (3,124,382)

Net income per total weighted average                                                (3,124,382)
                                                                                     ----------
                                                                                      2,524,538

                                                                               = $ (1.24 / share
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